UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

 As previously disclosed on the Current Report on Form 8-K filed by Liquidia Corporation, a Delaware corporation (the “Company”) on December 1, 2023, United Therapeutics Corporation (“United Therapeutics”) filed an amended complaint in the patent infringement action in the United States District Court for the District of Delaware (the “District Court”) under the Drug Price Competition and Patent Term Restoration Act (the “Hatch-Waxman Act”) alleging the infringement of U.S. Patent No. 10,716,793 (the “’793 Patent”) and U.S. Patent No. 11,826,327 (the “’327 Patent”) in response to the Company’s amendment to add the pulmonary hypertension associated with interstitial lung disease (“PH-ILD”) indication to the label for the tentatively approved New Drug Application (“NDA”) for YUTREPIA (treprostinil) inhalation powder (the “New Hatch-Waxman Litigation”).

On January 22, 2024, United Therapeutics filed a stipulation to dismiss all claims in the New Hatch-Waxman Litigation related to the ‘793 Patent. As a result of the dismissal of the claims related to the ‘793 Patent, only the claims related to the ‘327 Patent remain in the New Hatch-Waxman Litigation.

As previously disclosed, because the ’327 Patent was not issued prior to the filing of the original NDA for YUTREPIA or the filing of the amendment to the NDA for YUTREPIA to add the PH-ILD indication to the label, the Company does not believe that United Therapeutics is entitled to a statutory 30-month regulatory stay by statute. Section 505(c)(3)(C) of the Federal Food, Drug and Cosmetic Act, by its terms, provides for a 30-month stay only with respect to patents submitted for inclusion in the Orange Book prior to the filing of a given new drug application. As previously disclosed, the claims of the ‘327 patent relate solely to the PH-ILD indication.

This stipulation of dismissal of the ‘793 Patent does not affect the injunction issued by District Court in the first Hatch-Waxman lawsuit filed by United Therapeutics in June 2020 (the “Original Hatch-Waxman Litigation”). As previously disclosed, the Company has requested that the District Court set aside the injunction issued in the Original Hatch-Waxman Litigation. Briefing on the Company’s request will be completed today, after which the parties will await the District Court’s decision.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2024	Liquidia Corporation

	By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer and Chief Operating Officer